SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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Universal Security Instruments, Inc.

(Name of Registrant as Specified in Its Charter)

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Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Notice of Annual Meeting of Shareholders

to be held October 21, 2014

To the Shareholders of Universal Security Instruments, Inc.:

The Annual Meeting of Shareholders of Universal Security Instruments, Inc., a Maryland corporation (the “Company”) will be held at the offices of the Company, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland, on Tuesday, October 21, 2014 at 8:30 a.m., local time, for the following purposes:

1.	To elect one (1) director for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2017 and until their successors are duly elected and qualified.

2.	To vote on a non-binding resolution approving the compensation of the executive officers named in the proxy statement.

3.	To authorize the Board of Directors to accept the auditors selected by the Audit Committee of an outside auditing firm for the fiscal year ending March 31, 2015.

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed August 29, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on October 21, 2014

Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information shareholders need, while lowering delivery and printing expenses. On or about September 3, 2014, we mailed to our shareholders a notice containing instructions on how our shareholders may access online our 2014 Proxy Statement and 2014 Annual Report to Shareholders. Our Annual Report to Shareholders does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company. These materials are available on the following website: http://www.usiannualmeeting.com.

We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Shareholders, in person.

By Order of the Board of Directors

James B. Huff
Secretary

Owings Mills, Maryland

September 3, 2014

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE A PROXY CARD, WHICH IS AVAILABLE TO YOU ONLINE, OR UPON REQUEST, AND RETURN IT PROMPTLY TO US. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

(410) 363-3000

Proxy Statement

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Universal Security Instruments, Inc., a Maryland corporation (the “Company”), in connection with the Annual Meeting of Shareholders to be held on October 21, 2014, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The Board has fixed the close of business on August 29, 2014 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 2,312,887 shares of the Company’s Common Stock par value $.01 per share (the “Shares”).

Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about September 3, 2014, we mailed to our shareholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2014 Proxy Statement, and Annual Report to Shareholders. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Our Annual Report to Shareholders does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company.

Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Shareholders may vote by completing a proxy card and mailing it to us at our address above. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. A proxy may be revoked at any time before its exercise by the filing of a written revocation with James B. Huff, Corporate Secretary of the Company, by timely providing a later-dated proxy, or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

A quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote. Under Maryland law, unless a corporation’s charter or bylaws provide otherwise, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present, and for all other matters (except for certain extraordinary matters for which Maryland law requires a higher proportion) a majority of the all of the votes cast at a meeting at which a quorum is present is sufficient for approval. The Company’s Bylaws provide that the affirmative vote of the holders of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors or for the taking or authorization of any action by the shareholders.

Beneficial Ownership

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
North Star Investment Management Corp. 20 North Wacker Drive Chicago, IL 60606	293,061	12.67%
FMR Corp. 82 Devonshire Street Boston, MA 02109	241,255	10.43%

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Election of Directors

The Board currently consists of four directors. The Company’s directors are divided into three classes and are elected for terms of three years each and until their successors are elected and qualify. The independent members of the Board, serving as a nominating committee, have nominated Mr. Harvey B. Grossblatt for election as director at the 2014 Annual Meeting to serve for a term of three years and until their successors are duly elected and qualify. A majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors. Withholding of votes will have the effect of a vote against, and abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

Unless contrary instruction is given, the person(s) named in the proxies solicited by the Board will vote each such proxy for the election of the named nominee. If either nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the Board may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that either nominee will be unavailable to serve.

The following table sets forth, for the nominees and each continuing director, his name, age as of the Record Date, the year he first became a director of the Company, the expiration of his current term, and whether such individual has been determined by the Board to be “independent” as defined in Section 803.A. of the NYSE MKT LLC Company Guide. There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Age	Director Since	Current Term to Expire	Independent
Cary Luskin	56	2002	2016	Yes
Ira F. Bormel	52	2008	2016	Yes
Harvey B. Grossblatt	67	1996	2014	No
Ronald A. Seff, M.D.	65	2002	2015	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Harvey B. Grossblatt was Chief Financial Officer of the Company from 1983 until August 2004, Secretary and Treasurer of the Company from 1988 until August 2004, Chief Operating Officer of the Company from April 2003 through August 2004, and Chief Executive Officer since August 2004.

Mr. Grossblatt is well qualified to serve as a member of the Board due to his more than a quarter century experience as a member of the Company’s senior management and detailed knowledge of the Company’s operations and home safety products industry.

Ronald A. Seff, M.D. has been in the private practice of ophthalmology since 1977. From 1977 until 1998, Dr. Seff practiced with, and was a senior executive of, a large medical practice with four offices in Maryland.

Dr. Seff is well qualified to serve as a member of the Board due to his extensive practical business experience gained as a senior executive of a large medical practice in which Dr. Seff had responsibility for a wide range of business functions.  Dr. Seff has served on the Audit and Compensation Committees of the Company for eight years and has a broad understanding of the Company and its management and operations.

Cary Luskin has been in the retail electronic business since 1978. Since 1998, Mr. Luskin has been President of The Big Screen Store, Inc., a chain of large-screen television retail stores.

Mr. Luskin is well qualified to serve as a member of the Board due to his extensive experience in the retail electronics business and senior executive of a public company.

Ira F. Bormel was appointed by the Board on July 24, 2008. Since 1999, Mr. Bormel has served as chief financial officer of Berman Enterprises LLC and related companies, a Maryland based owner, developer and manager of office and retail commercial properties. Mr. Bormel is also a former chief financial officer of the Company.

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Mr. Bormel is well qualified to serve as a member of the Board due to his experience as chief financial officer of a multi-million dollar business and his familiarity with the Company’s business and industry.

Corporate Governance

Board of Directors. During the fiscal year ended March 31, 2014, the Board met four times. No incumbent director attended fewer than 75% of the total number of meetings of the Board of the Company held during the year and the total number of meetings held by all committees on which the director served during such year. Board members are expected to attend the Annual Meeting of Shareholders, and all incumbent directors, other than Mr. Luskin, attended the 2013 Annual Meeting of Shareholders.

The Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent auditors, who report directly to the Audit Committee. The members of the Audit Committee during the fiscal year ended March 31, 2014 were Mr. Bormel (Chairman), Dr. Seff and Mr. Luskin. None of the Audit Committee members is an employee of the Company and each is independent under existing NYSE MKT and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Bormel satisfies this definition. Accordingly, Mr. Bormel has been designated by the Board as the Company’s audit committee financial expert. During the fiscal year ended March 31, 2014, the Audit Committee met four times. The Board has adopted a written charter for the Audit Committee, which was attached as Exhibit A to the Company’s 2012 Proxy Statement.

Nominations. The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during the 2014 fiscal year in order to make nominations for directors. The Board has not adopted a charter with respect to the nominating committee function. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board will consider the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by shareholders as those recommended by the full Board. Nominations for director may be made by shareholders, provided such nominations comply with certain timing and informational requirements set forth in the Company’s Bylaws. See “Other Matters” elsewhere in this Proxy Statement.

Compensation Committee. The Board’s Compensation Committee consists of Mr. Luskin (Chairman), Dr. Seff and Mr. Bormel, none of whom is an employee of the Company and each of whom is independent under existing NYSE MKT and SEC requirements. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Board has not adopted a charter with respect to the Compensation Committee. The Compensation Committee met one time during the fiscal year ended March 31, 2014.

Director Compensation

During the Company’s fiscal year ended March 31, 2014, Mr. Grossblatt, the Company’s president and chief executive officer, received no additional compensation for serving as a director. For the Company’s fiscal year ended March 31, 2014, each outside director was entitled to a $10,000 annual fee for annual service as a director. Directors’ compensation is payable in cash or Shares (computed at the closing price as reported by the NYSE MKT on the date of the payment).

The following table summarizes the compensation paid to directors for the fiscal year ended March 31, 2014:

Name (a)	Fees Earned or Paid in Cash (b)	Option Awards (d)	Total (h)
Cary Luskin	$10,000	$0	$10,000
Ronald A. Seff, M.D.	$10,000	$0	$10,000
Ira F. Bormel	$10,000	$0	$10,000

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Transactions with Management

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company reviews all transactions with related persons that are required to be disclosed under applicable regulation. During the fiscal year ended March 31, 2014 there were no transactions with related persons which are required to be disclosed.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics is posted on the Company’s website, www.universalsecurity.com, under the “Investor Relations” tab.

Communications with the Board

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o James B. Huff, the Company’s Secretary, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Leadership Structure and Risk Oversight

While the Board believes that there are various structures which can provide successful leadership to the Company, the Company’s Bylaws provide that the Chairman of the Board, if one is elected by the Board, serves as Chief Executive Officer, and if a Chairman is not so elected, the President of the Company serves as Chief Executive Officer. Currently, the Board has not elected a Chairman and, accordingly, the Company’s President is Chief Executive Officer and is also a member of the Board. All other members of the Board are independent. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the strong emphasis on Board independence provides effective independent oversight of management.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, management discusses with the Board members strategy and the risks facing the Company. The independent members of the Board provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, meetings of independent directors in executive session.

Information Regarding Share Ownership of Management

The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Exchange Act requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

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Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Harvey B. Grossblatt	110,402	4.77%
Cary Luskin	59,423	2.57%
Ronald A. Seff, M.D.	77,469	3.35%
James B. Huff	17,243	0.75%
Bryan Knepper	66,852	2.89%
Ira F. Bormel	0	--
Ronald Lazarus	44,458	1.92%
All directors and executive officers as a group (7 persons)	375,847	16.25%

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares, file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended March 31, 2014.

Executive Compensation

Introduction

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended March 31, 2014 as well as two of the Company’s most highly compensated employees whose total compensation during the fiscal year exceeded $100,000 (listed in the Summary Compensation Table below), are referred to as the “named executive officers.”

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers as compensation for their services in all capacities during the fiscal years ended March 31, 2012 and 2011.

Name and Principal Position (a)	Year (b)	Base Salary $ (c)	Bonus $ (d)	Stock Awards $ (e)	Option Awards $ (f)	All Other Compensation $ (i)	Total $ (j)
Harvey B. Grossblatt, President and CEO	2014 2013	354,387 353,917	0 0	0 0	0 0	60,850 60,812(1)	415,237 414,729
James B. Huff, Secretary/Treasurer/CFO	2014 2013	106,257 110,156	0 0	0 0	0 0	22,109 24,278(2)	128,366 134,434
Bryan Knepper Director of Strategic Planning	2014 2013	160,027 155,910	0 0	0 0	0 0	45,026 52,063(3)	205,053 207,973
Ronald Lazarus, President/USI Electric, Inc.	2014 2013	224,537 220,000	0 0	0 0	0 0	40,100 47,850(4)	264,637 267,850

_______________________________________________

(1)	All other compensation for Mr. Grossblatt for 2014 and 2013, respectively, includes employer 401(k) contributions of $33,250 and $32,349, medical reimbursement and health insurance premiums of $18,175 and $19,382, group life and disability premiums of $8,573 and $8,229, and auto lease value of $852 and $852.
(2)	All other compensation for Mr. Huff for 2014 and 2013, respectively, includes employer match of 401(k) contributions of $4,552 and $7,037, group life and disability premiums of $8,907 and $8,591, and auto lease value or reimbursement allowance of $8,650 and $8,650.
(3)	All other compensation for Mr. Knepper for 2014 and 2013 respectively, includes employer match of 401(k) contributions of $6,401 and $8,313, medical reimbursement and health insurance premiums of $19,357 and $24,382, group life and disability premiums of $3,586 and $3,686, and auto reimbursement allowances of $15,682 and $15,682.
(4)	All other compensation for Mr. Lazarus for 2014 and 2013 respectively, includes employer match of 401(k) contributions of $9,013 and $8,800, medical reimbursement and health insurance premiums of $16,027 and $23,254, group life and disability premiums of $3,060 and $3,796, and auto reimbursement allowances of $12,000 and $12,000

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.

401(k) Plan

The Company has a defined contribution profit sharing plan covering eligible employees. The Plan is voluntary with respect to participation and is subject to the provisions of ERISA. The plan provides for participant contributions of up to 25% of annual compensation, as defined by the plan. The Company contributes an amount equal to a match of the first three percent (3%) contributed by the employee plus fifty percent (50%) of the next two percent (2%) contributed by the employee with a maximum contribution of four percent (4%). The Company may contribute an additional amount from its profits as authorized by the Board. The Company made no additional contributions in 2014. Participants in the plan are immediately vested in their and the Company’s contributions, plus actual earnings thereon. The Company’s 2014 contributions to the plan on behalf of named executive officers are included in the “All Other Compensation” column in the “Summary Compensation Table” above.

Executive Employment Agreements

The Chief Executive Officer’s compensation is governed largely by his employment agreement with the Company, originally effective April 1, 2002, as amended. The current employment agreement expires on July 31, 2015. The employment agreement currently provides that Mr. Grossblatt’s base annual salary beginning July 18, 2005 was $300,000, increased to $325,000 on August 1, 2006, and increasing to $350,000 on August 1, 2007. Additionally, Mr. Grossblatt is entitled to bonus compensation for each fiscal year of the Company in which the Company earned pre-tax net income in such fiscal year in excess of a percentage, pre-determined by the Board, of shareholders’ equity as of the start of the fiscal year (which was 4% for the fiscal years ended March 31 2014 and 2013), as follows: 3% of all (after the 4% threshold) pre-tax net income up to $1 million, 4% of pre-tax net income from $1-$2 million, 5% of pre-tax net income from $2-$3 million, 6% of pre-tax net income from $3-$4 million, 7% of pre-tax net income over $4 million. Mr. Grossblatt is also entitled to life, health and disability insurance benefits, medical reimbursement, automobile allowance, and Company paid retirement plan contributions.

If the Employment Agreement is not renewed by the Company or is terminated by Mr. Grossblatt for good reason, Mr. Grossblatt is entitled to receive his compensation through any balance of the employment term plus a lump sum payment equal to his last 12 months base salary and bonus, health benefits for three years, and an additional lump sum payment payable on each of the first three anniversaries of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company.

If Mr. Grossblatt’s employment is terminated following or in anticipation of a “change of control” of the Company, Mr. Grossblatt will be entitled to receive a lump sum payment equal to his base salary for the balance of the Employment Agreement’s term and the amount of Mr. Grossblatt’s last bonus plus three times Mr. Grossblatt’s last 12 months base salary and bonus. In addition, Mr. Grossblatt is entitled to receive health benefits for three years, and an additional lump sum payment payable on the anniversary of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company. Furthermore, Mr. Grossblatt will receive an amount equal to three times his base salary for the last 12 months and the amount of his last bonus, limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s death, Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the Employment Agreement’s term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on behalf of Mr. Grossblatt. In addition, Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of death, or the cash equivalent thereof.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s disability, Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt. In addition, Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits and a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

The Employment Agreement generally prohibits Mr. Grossblatt from competing with the Company during the term and during any subsequent period during which he receives compensation from the Company.

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Potential Payments upon Termination or Change in Control

The table below shows the estimated incremental value transfer to Harvey B. Grossblatt, the only named executive officer who is contractually entitled to compensation upon termination or a change in control, under various scenarios relating to a termination of employment. Please refer to the discussion titled “Executive Employment Agreements”, above, in this Executive Compensation Section for a description of the circumstances that would trigger payments and benefits upon termination or a change in control. The tables below assume that such termination occurred on March 31, 2014, the last day of the Company’s 2014 fiscal year. The Company’s stock price on the last business day of its 2014 fiscal year was $4.47. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any other benefits that are available to employees generally.

	Non Renewal	Resignation for Good Reason	Termination Following Change in Control (1)	Death	Disability
Severance	$466,667(2)	$466,667(2)	$1,166,6675)	116,667 minus benefits	$116,667 minus benefits
Health Benefits	$54,525(3)	$54,525(3)	$54,525(3)	$58,147(7)	$54,525
401(k) Contribution	$110,037(4)	$110,037(4)	$110,037(4)	$110,037(4)	$110,037(4)
Tax gross up	--	$303,000	$639,000	--	--

              _________________________________________________

(1)	Limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.
(2)	Lump sum payment equal to Mr. Grossblatt’s last 12 months base salary and bonus.
(3)	The aggregate of the health benefits for the first three years following the termination.
(4)	The aggregate of the respective annual lump sum payments, payable on each of the first three anniversaries of the termination, equal to the 401(k) plan contribution the Company would have made on behalf of the Company had Mr. Grossblatt remained employed by the Company.
(5)	Lump sum payment equal to Mr. Grossblatt’s annual base salary for the balance of the employment period and last bonus, plus three times Mr. Grossblatt’s last 12 months base salary and bonus.
(6)	Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the employment term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on his behalf.
(7)	Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the employment term or three years following the date of death, or the cash equivalent thereof.
(8)	Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt.
(9)	Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.
(10)	Mr. Grossblatt is entitled to a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries. The Audit Committee has discussed with Grant Thornton LLP, the independent auditors for the Company for the fiscal year ended March 31, 2014, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

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Based on the foregoing review and discussions, the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 for filing with the Securities and Exchange Commission.

The Audit Committee
Ira F. Bormel, Chairman
Ronald A. Seff, M.D.
Cary Luskin

Advisory Vote on Named Executive Officer Compensation

Regulation 14A under the Exchange Act was revised following the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and requires that the Company seek an advisory, non-binding shareholder vote on the compensation of its named executive officers as disclosed in this Proxy Statement. At the 2013 Annual Meeting, the Company’s shareholders voted to hold the advisory vote on executive officer compensation each year, and the Board determined to hold the advisory votes in accordance with the expressed wishes of the shareholders. Accordingly, as required by the Exchange Act and the rules promulgated by the SEC, the Company is providing its shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of the named executive officers, as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the compensation tables and related material in the Proxy Statement distributed in connection with this Meeting.”

The Compensation Committee and the Board believe that the Company’s compensation policies and procedures align with the long-term success of the Company and the interests of the shareholders.

Because the vote on this Proposal is advisory, it will not be binding on the Board and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. The affirmative vote of holders of a majority of the all of the votes cast at a meeting at which a quorum is present is needed to approve the proposal. Consequently, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

The Board of Directors recommends a vote FOR approval of the compensation of the named executive officers.

Authorization for Appointment of Auditors

Selection of Auditors

Grant Thornton LLP has served as the Company’s independent public accountants since 1999 and is expected to be retained by the Audit Committee of the Board to be the Company’s independent auditors for the 2015 fiscal year. Representatives of Grant Thornton LLP are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Board Recommendation

The affirmative vote of holders of a majority of the all of the votes cast at a meeting at which a quorum is present is needed to approve the proposal. Consequently, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

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The Board of Directors recommends a vote FOR the proposal to authorize the Board to accept the selection of the Audit Committee of an outside auditing firm for the ensuing year.

Disclosure of Independent Auditor Fees

The following is a description of the fees billed to the Company by Grant Thornton LLP (the “Auditor”) during the fiscal years ended March 31, 2014 and 2013:

Audit Fees. Audit fees include fees paid by the Company to the Auditor in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the Auditor that are closely related to the audit and in many cases could only be provided by the Auditor. Such services include consents related to Securities and Exchange Commission and other regulatory filings. The aggregate fees for audit services rendered to the Company for the years ended March 31, 2014 and 2013 totaled $193,225 and $190,600, respectively.

Audit Related Fees. Audit related services include due diligence services related to accounting consultations, internal control reviews and employee benefit plan audits. There were no audit related services provided in either year.

Tax Fees. Tax fees include corporate tax compliance, advisory and planning services. The aggregate fees billed to the Company by the Auditor for the tax related services rendered to the Company for the years ended March 31, 2014 and 2013 totaled $0 and $0, respectively.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

Other Matters

The Board is not aware of any other matter which may be presented for action at the 2014 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2014 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company and will determine whether or not a quorum is present. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

Any shareholder desiring to present a proposal at the 2015 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, in time to be received by May 6, 2015. In addition, if a shareholder desires to bring business (including director nominations) before the 2015 Annual Meeting of Shareholders that is not the subject of a proposal timely submitted for inclusion in the Company’s Proxy Statement, written notice of such business, as currently prescribed in the Company’s Bylaws, must be received by the Company’s Secretary between April 6, 2015 and May 6, 2015. For additional requirements, a shareholder should refer to Article I, Section 8 of the Company’s Bylaws, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a copy of which may be obtained from the Company’s Secretary or from the Company’s SEC filings. If the Company does not receive timely notice pursuant to the Bylaws, the nomination or proposal will be excluded from consideration at the meeting.

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The persons designated by the Company to vote proxies given by shareholders in connection with the Company’s 2015 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2015 proxy statement with respect to which the Company has received written notice no later than July 20, 2015 that a shareholder (i) intends to present such matter at the 2015 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2015 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

Shareholders who do not plan to attend the Annual Meeting are urged to vote by telephone or to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

JAMES B. HUFF
Secretary

Owings Mills, Maryland

September 3, 2014

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2014, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, UNIVERSAL SECURITY INSTRUMENTS, INC., 11407 CRONHILL DRIVE, SUITE A, OWINGS MILLS, MARYLAND 21117.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

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2014 VOTING PROXY

UNIVERSAL SECURITY INSTRUMENTS, INC.

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

This Proxy is Solicited on Behalf of the Board of Directors of Universal Security Instruments, Inc. The undersigned hereby appoints Harvey B. Grossblatt as proxy, with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland, on Tuesday, October 21, 2014 at 8:30 a.m., prevailing local time, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting.

		FOR	VOTE WITHHELD	FOR ALL EXCEPT
1.	To elect as director the nominee listed below:	[ ]	[ ]	[ ]
Harvey B. Grossblatt

INSTRUCTION: To withhold authority to vote for any individual nominee(s), check or mark the box above “For all nominees listed below” and strike a line through the name of the nominee(s) above in respect of whom authority is to be withheld.

The Board of Directors recommends a vote “FOR” the election of the nominees listed above.

		FOR	AGAINST	ABSTAIN
2.	A non-binding resolution to approve the compensation of the named executive officers	[ ]	[ ]	[ ]

The Board of Directors recommends a vote “FOR” the resolution to approve the compensation of the named executive officers.

		FOR	AGAINST	ABSTAIN
3.	To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2015 fiscal year	[ ]	[ ]	[ ]

The Board of Directors recommends a vote for every “FOR” the authorization to select the auditors.

4.	In his/their discretion, the proxy/proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees and in the discretion of the proxy or proxies upon any other business which properly comes before the meeting.

Please sign exactly as your name appears on the Notice Regarding Availability of Proxy Materials you previously received by mail. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THE CARD TO US AT THE ADDRESS SPECIFIED BELOW.

DATED: ____________________, 2014 Signature_____________________________________ DATED: ____________________, 2014 Signature_____________________________________

PRINT CONTROL NUMBER, NAME AND ADDRESS (as shown on the Notice Regarding Availability of Proxy Materials you previously received by mail).

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To vote by proxy, mark, sign and date this 2014 Voting Proxy and return it to us at:
Corporate Secretary
Universal Security Instruments, Inc. 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.usiannualmeeting.com